UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 29, 2005

                              SPECTRE GAMING, INC.
             (Exact name of registrant as specified in its charter)

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          Minnesota                                              41-1675041
(State or other jurisdiction            0-25764                 (IRS Employer
      of incorporation)          (Commission File Number)    Identification No.)



           1466 Pioneer Way, #10, El Cajon, California              92020
             (Address of principal executive offices)          (Zip Code)

                                 (612) 279-2030
              (Registrant's telephone number, including area code)

                                       n/a
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal
Year.

         On September 29, 2005, Spectre Gaming, Inc. (the "Company") filed a certificate of designation with the Minnesota Secretary of State which designates and authorizes for issuance a new series of preferred stock denominated "Series B Variable Rate Convertible Preferred Stock" (the "Series B Preferred Stock"). Under the terms of the certificate of designation, the Company is authorized to issue up to 30,000 shares of the Series B Preferred Stock which are convertible into shares of the Company's common stock. Holders of Series B Preferred Stock will be entitled to cumulative dividends, payable quarterly, in cash or (subject to certain limitations) through the issuance of common stock. Holders of Series B Preferred Stock will not be entitled to vote on matters submitted to a vote of the Company's shareholders, except under limited circumstances set forth in the certificate of designation and as otherwise required under Minnesota law. The certificate of designation provides holders of Series B Preferred Stock with a liquidation preference in the amount of the stated value of their preferred shares plus accrued but unpaid dividends thereon. As of the date of this report, the Company has not issued any Series B Preferred Stock.

                                    * * * * *

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SPECTRE GAMING, INC.

Date:  October 5, 2005                By:/s/  Brian Niebur
                                         ---------------------------------------
                                         BRIAN NIEBUR, Chief Financial Officer